Exhibit 10.3

Amendment No. 1 to Employment Letter Agreement

Reference is hereby made to the Employment Letter Agreement, dated as of February 10,2020 (the “Agreement”), by and among Francesca's Services Corporation, a Texas corporation (“FSC”), Francesca's Holdings Corporation, a Delaware corporation (“Parent”), Francesca's Collections, Inc., a Texas corporation (“FCI” and, collectively with FSC and Parent, the “Company”), and Andrew Clarke.

The parties hereto desire to amend certain provisions of the Agreement and hereby agree as follows:

1. Section 1(h) of the Agreement is hereby amended to read in its entirety as follows:

“(h) RSU Grants. In connection with your actual commencement of employment with the Company, you will be granted the following awards of restricted stock units relating to Parent's common stock in accordance with the Francesca's Holdings Corporation 2015 Equity Incentive Plan (the “Plan”):

(i) An award on the same terms and conditions as the annual awards of performance shares granted to the Company's other executive officers for the Company's 2020 fiscal year (including the performance metrics, goals and weightings applicable to such awards), with the target number of shares subject to such award to be determined by dividing (A) the product obtained by multiplying (x) Four Hundred Thousand Dollars ($400,000), by (y) a fraction, the numerator of which is the number of calendar days between the Effective Date and the last day of the Company's 2020 fiscal year and the denominator of which is three hundred sixty-five (365), by (B) the closing price of a share of Parent's common stock on The Nasdaq Stock Market on the Effective Date. Such award will be made in the form of restricted stock units and be made in connection with the setting of the aforementioned performance metrics, goals and weightings. Such award will be evidenced by a Performance Stock Unit Award Agreement, be subject to the approval of the Compensation Committee, and be in accordance with the terms and conditions of the Plan.

(ii) An award of a number of time-vested shares determined by dividing (A) the product obtained by multiplying (x) One Hundred Thousand Dollars ($100,000), by (y) a fraction, the numerator of which is the number of calendar days between the Effective Date and the last day of the Company's 2020 fiscal year and the denominator of which is three hundred sixty-five (365), by (B) the closing price of a share of Parent's common stock on The Nasdaq Stock Market on the Effective Date, such award to vest (x) with respect to one-third (1/3rd) of the shares on the first anniversary of the Effective Date if your employment with the Company continues through the first anniversary of the Effective Date, (y) with respect to one-third (1/3rd) of the shares on the second anniversary of the Effective Date if your employment with the Company continues through the second anniversary of the Effective Date and (z) with respect to the remaining one-third (1/3rd) of the shares on the third anniversary of the Effective Date if your employment with the Company continues through the third anniversary of the Effective Date. Such award shall be in the form of restricted stock units, and be made in connection with the grant to such other executive officers. Such award shall be evidenced by a Restricted Stock Unit Award Agreement, be subject to the approval of the Compensation Committee, and be in accordance with the terms and conditions of the Plan.

(iii) An award of a number of time-vested shares determined by dividing (A) Five Hundred Thousand Dollars ($500,000), by (B) the closing price of a share of Parent's common stock on The Nasdaq Stock Market on the on the Effective Date, such award to vest (x) with respect to one-third (1/3rd) of the shares on the first anniversary of the Effective Date if your employment with the Company continues through the first anniversary of the Effective Date, (y) with respect to one-third (1/3rd) of the shares on the second anniversary of the Effective Date if your employment with the Company continues through the second anniversary of the Effective Date and (z) with respect to the remaining one-third (1/3rd) of the shares on the third anniversary of the Effective Date if your employment with the Company continues through the third anniversary of the Effective Date. Such award shall be in the form of restricted stock units and shall be evidenced by a Restricted Stock Unit Award Agreement, be subject to the approval of the Compensation Committee, and be in accordance with the terms and conditions of the Plan.”

2. Section 1(j) of the Agreement is hereby amended to read in its entirety as follows:

“(j) Long-Term Incentive Grants Subject to Availability of Shares. You acknowledge and understand that the Parent does not have, as of the date hereof, a sufficient number of shares authorized in order to settle the restricted stock unit grants set for in Sections 1(h) and 1(i) by the delivery of shares. The availability of such shares is subject to approval by Parent's stockholders of additional authorized shares. In the event that any of the awards under Section 1(h) become fully vested prior to such approval, you will be eligible for cash payments in lieu of the applicable shares in an amount equivalent to the value of such vested awards, under the terms of your Performance Stock Unit Award Agreement or Restricted Stock Unit Award Agreement, as applicable.”

3. Section l(k) of the Agreement is hereby amended by replacing the words “18 month anniversary of the Effective Date” with the words “36 month anniversary of the Effective Date.”

IN WITNESS WHEREOF, you and the Company have executed this Amendment No. 1 as of August 23, 2020.

Francesca's Services Corporation a Texas corporation
Francesca's Collections, Inc. a Texas corporation
Francesca's Holdings Corporation a Delaware corporation

By:	/s/ Cindy Thomassee, CFO
Cindy Thomassee, CFO

AGREED BY:

/s/ Andrew Clarke 8/23/20
Andrew Clarke

3